CUSIP No.	09253U108	13G	Page	8	of	8
Exhibit I
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this statement on Schedule 13G with respect to the Common Units representing limited partnership interests of The Blackstone Group L.P. is being filed on behalf of each of them.
Date: December 17, 2010

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Monika M. Machon
	Name:	Monika M. Machon
	Title:	Senior Vice President and Chief Investment Officer

AIG BG HOLDINGS LLC
By:	/s/ Monika M. Machon
	Name:	Monika M. Machon
	Title:	President